     BERKSHIRE HILLS BANCORP, INC. NET INCOME INCREASES 24% IN FIRST QUARTER
           QUARTERLY CASH DIVIDEND DECLARED; REGULATORY APPROVALS FOR
                           NEW YORK BRANCHES RECEIVED


PITTSFIELD, MA - April 28, 2005 - Berkshire Hills Bancorp, Inc. ("Berkshire" or the "Company") (AMEX: BHL), the holding company for Berkshire Bank (the "Bank"), today reported record earnings of $3.25 million, or $0.57 per diluted share, for the first quarter of 2005. Net income increased by 24% from $2.62 million, or $0.46 per diluted share, in the first quarter of 2004.

Commenting on the quarter's results, Michael P. Daly, President and Chief Executive Officer of the Company and the Bank stated, "Berkshire continued to produce strong growth in the first quarter, while also devoting significant effort towards its planned merger with Woronoco Bancorp, Inc. Total loans grew at a 13% annualized rate during the quarter, and service fee income increased by 21% from the prior year first quarter. Our expansion into New York and other business solicitation outside of Berkshire County have contributed to this growth. Higher earnings were achieved despite the effects of tighter margins resulting from market conditions. Results were aided by gains on the sale of securitized loans, related to our de-emphasis of balance sheet leverage prior to the Woronoco merger. Total non-interest expense was reduced, despite the impact of higher training and equipment expenses related to improvements in our information technology." Mr. Daly continued, "We are pleased that our company and Woronoco received strong support from our respective shareholders earlier this month for our proposed merger. Subject to our receiving regulatory approvals, we look forward to completing the transaction during the second quarter, as originally announced. I'm also pleased to announce that this month Berkshire completed its core operating system conversion and we are preparing to convert Woronoco to our new system after the merger transaction is completed."

DIVIDEND DECLARED
-----------------

The Board of Directors declared a quarterly cash dividend of $0.12 per share, payable on May 23, 2005 to stockholders of record at the close of business on May 9, 2005.

NEW YORK EXPANSION
------------------

The Company also announced that its expansion into New York is continuing with its receipt of regulatory approvals to open branches in Downtown Albany at 41 State Street and at 15 Park Avenue, Shoppers World Plaza in Clifton Park, New York. Announcements will be made later of the opening dates for these branches. Additionally, the Company is currently working on other strategic branch locations in the Albany Capital District and is hopeful it will be able to announce regulatory approvals for another branch in the Albany area later this year. Lastly, the Bank has applied for regulatory approval to organize a New York institution to accept deposits from New York municipalities and other governmental entities. It's anticipated that this will complement and expand the Bank's already highly successful Government Banking Department.

FIRST QUARTER HIGHLIGHTS
------------------------

o Total commercial real estate loans increased $16 million, or 6%, from December 31, 2004.

o Total residential real estate loans increased $9 million, or 4%, from December 31, 2004.

o Consumer loans increased $6 million, or 4%, from December 31, 2004.

o Service fee income increased $39,000, or 11% annualized, compared to the prior quarter.

o The Company repurchased 99,058 shares of its stock at an average price of $35.88 per share during the quarter.

CORE NET INCOME
---------------

The following table represents a reconciliation of GAAP net income to core net income and earnings per share.

--------------------------------------------------------------------------------------------------------
                                                                 1Q2005           4Q2004          1Q2004
--------------------------------------------------------------------------------------------------------
                                                               (In thousands, except earnings per share)
--------------------------------------------------------------------------------------------------------
NET INCOME - GAAP                                                $3,252           $3,177          $2,623
--------------------------------------------------------------------------------------------------------
Less: Gain on sale of securities, net (1)                           279              265             221
--------------------------------------------------------------------------------------------------------
Plus: Loss from discontinued operations (2)                           -                -             176
--------------------------------------------------------------------------------------------------------
NET INCOME - CORE                                                $2,973           $2,912          $2,578
--------------------------------------------------------------------------------------------------------
Earnings per diluted share - GAAP                                 $0.57            $0.55           $0.46
--------------------------------------------------------------------------------------------------------
Earnings per diluted share - core                                 $0.52            $0.51           $0.45
--------------------------------------------------------------------------------------------------------
Average diluted shares outstanding                                5,691            5,725           5,757
--------------------------------------------------------------------------------------------------------

(1) Tax effected using a tax rate of 35.0% in 2005 and 32.0% in 2004.
(2) Represents the after-tax operating loss of EastPoint Technologies, LLC, which was sold in June 2004.

FINANCIAL CONDITION
-------------------

Total assets were $1.29 billion at quarter-end, and were essentially flat compared to year-end 2004. Total loans grew by $27 million during the quarter. The securities portfolio decreased by $43 million, providing funds for loan growth, as well as reducing borrowings by $13 million.

Loans totaled $845 million at quarter-end, increasing by $27 million, or 3%, from year-end 2004. Loan growth was concentrated in commercial real estate loans ($16 million) and residential real estate loans ($9 million). There were no significant loan purchases in the first quarter. Real estate loan originations continued to benefit from the Bank's expanded presence in New York. Residential mortgage growth primarily consisted of originations of adjustable-rate residential mortgages.

Investment securities totaled $371 million at quarter-end, decreasing $43 million, or 10%, from year-end 2004. This decrease was primarily due to the sale of $29 million of loans, which had been securitized in the prior fifteen months in order to provide liquidity to help fund loan growth. The remaining $14 million decrease was due to amortization and cash flow.

Deposits totaled $847 million at quarter-end, and were essentially flat compared to year-end 2004. A $9 million decrease in NOW account deposits was offset by a $7 million increase in certificates of deposit. The decrease in NOW account deposits was primarily in public funds, which fluctuate based on government spending. Certificate of deposit demand has increased as interest rates have risen. Borrowings were reduced by 4% to $314 million during the quarter, due to less attractive rates.

Tangible book value per share was $20.77 at quarter-end, compared to $21.19 at year-end 2004. Despite the contribution from record earnings, stockholders' equity decreased by $3 million to $128 million due to a $4 million decrease in net unrealized securities gains included in accumulated other comprehensive income, and a $3 million net increase in treasury stock due to share purchases during the quarter. The ratio of stockholders' equity to total assets measured 9.92% at quarter-end, compared to 10.06% at the prior year-end.

ASSET QUALITY
-------------

Asset quality indicators remained favorable. Non-performing loans were $1.4 million, or 0.16% of total loans, at quarter-end. Net loan charge-offs totaled $185,000, or 0.08% of total average loans on an annualized basis. The allowance for loan losses totaled $9.6 million, representing 1.13% of total loans at quarter-end, which ratio was unchanged from year-end 2004.

RESULTS OF OPERATIONS
---------------------

First quarter net income of $3.25 million increased by $75,000, or 2%, compared to the prior quarter. Net income increased by $629,000, or 24%, compared to the first quarter of 2004. The return on average stockholders' equity increased to 9.9% in the first quarter of 2005, compared to 9.7% and 8.4% in the prior quarter and first quarter of 2004, respectively. The return on average assets increased to 1.00% from 0.97% and 0.84% for the same periods. The efficiency ratio measured 59.8% in the most recent quarter compared to 59.5% and 63.5%, for the same periods. The improvements generally reflect higher service fee income and controlled expense growth, along with the benefit of sale gains on investment securities and securitized loans.

Net interest income was $10.0 million in the first quarter of 2005, a decrease of $172,000 from the prior quarter and $134,000 from the first quarter of 2004. Average earning assets were essentially flat in the most recent quarter, compared to the prior quarter, and increased by 5% compared to the first quarter of 2004. The fully taxable equivalent net interest margin measured 3.34% in the most recent quarter, declining from 3.37% in the prior quarter and from 3.51% in the first quarter of 2004. These decreases primarily reflect the impact of a flattening yield curve and the Bank's increased emphasis on lower yielding shorter duration earning assets to better position the Bank for potential future increases in interest rates.

The $493,000 provision for loan losses in the most recent quarter increased by $68,000 and $143,000 compared to the previous quarter and the first quarter of 2004, respectively. The increases included the impact of loan growth. The provision exceeded net loan charge-offs of $185,000 in the most recent quarter.

Non-interest income was $2.74 million in the first quarter of 2005, increasing by $546,000, or 25% compared to the prior quarter and increasing by $869,000, or 46%, compared to the first quarter of 2004. These increases were primarily due to higher gains on the sale of securities and securitized loans. Additionally, total service fee income increased by $39,000, or 11% annualized, compared to the prior quarter and by $262,000, or 21% annualized, compared to the first quarter of 2004. Service fees benefited from the introduction of an overdraft protection program, growth in wealth management service fees due to new assets under management, and higher loan service fee income.

Non-interest expense was $7.54 million in the first quarter of 2005, an increase of $236,000, or 3%, compared to the prior quarter and a decrease of $26,000 compared to the first quarter of 2004. Increases in occupancy and total other expenses measured $253,000 and $279,000 for the same periods. This growth was due to new offices opened or acquired last year, volume-related general costs and equipment costs related to new technology. Salaries and benefits increased $140,000, or 3% from the prior quarter and included $105,000 in training expenses related to the core systems conversion. Salaries and benefits decreased by $268,000, or 6% from the prior year first quarter, including lower variable compensation and reductions in certain retirement expenses.

The effective income tax rate improved to 31.4% in the most recent quarter, compared to 32.0% in the prior quarter and 32.1% in the first quarter of 2004. This improvement primarily reflects a lower effective state income tax rate on bank operations. For the first quarter of 2004, results also included a $176,000 after-tax loss on discontinued operations of EastPoint Technologies, LLC, which was sold in June 2004.

Michael P. Daly, President and Chief Executive Officer and Wayne F. Patenaude, Senior Vice President, Treasurer and Chief Financial Officer, will host a conference call at 2:00 P.M. (ET) on Thursday, April 28, 2005. Persons wishing to access the conference call may do so by dialing 1-877-407-8035. Replays of the conference call will be available beginning April 28, 2005 at 5:00 P.M. (ET) through May 6, 2005 at 4:00 P.M. (ET) by dialing 1-877-660-6853 and using Account #286 and Conference ID#144107 (both numbers are needed to access the replay).

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with 11 branch offices serving communities throughout Berkshire County, and a representative office and one branch office in New York. The Bank is committed to continue operation as an independent super community bank, delivering exceptional customer service and a broad array of locally managed and competitively priced retail and commercial products to its customers. For more information on Berkshire Hills Bancorp, Inc., visit www.berkshirebank.com or call 413-443-5601.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements.

Forward-looking statements also include, with limitation, those statements relating to the anticipated effects of the Company's proposed merger with Woronoco Bancorp, Inc. The following factors, among others, could cause the actual results of the merger to differ materially from expectations: the ability of the companies to obtain the required regulatory approvals of the merger; the imposition of any regulatory conditions or requirements on the merger; the ability of the companies to consummate the merger; the Company's ability to successfully integrate Woronoco Bancorp, Inc. following the merger, including integration of the data processing system and retention of key personnel; a materially adverse change in the financial condition, operations, or projected or actual earnings of either company; the ability to fully realize the expected cost savings and revenue enhancements; the ability to realize the expected cost savings and revenues on a timely basis; and any material change in the local markets in which each company operates.

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

-------------------------------------------------------------------------------------------------------------------------
                                                                                              Unaudited
                                                                                ----------------------------------------
                                                                                  March 31,              December 31,
                                                                                     2005                    2004
------------------------------------------------------------------------------------------------------------------------
                                                                                              (In thousands)
ASSETS
   Cash and due from banks                                                      $    14,862          $    15,237
   Short-term investments                                                               100                2,665
                                                                                -----------          -----------
          Total cash and cash equivalents                                            14,962               17,902
                                                                                -----------          -----------

    Securities available-for-sale, at fair value                                    344,341              384,421
    Securities held-to-maturity, at amortized cost                                   26,971               29,942
    Loans held for sale                                                               1,087                1,053

    Total loans                                                                     855,016              828,179
    Less: Allowance for loan losses                                                  (9,645)              (9,337)
                                                                                -----------          -----------
            Net loans                                                               845,371              818,842
                                                                                -----------          -----------

    Premises and equipment, net                                                      15,567               14,780
    Accrued interest receivable                                                       5,460                5,472
    Goodwill and other intangibles                                                    7,235                7,254
    Bank owned life insurance                                                        18,403               18,200
    Other assets                                                                     14,903               12,249
                                                                                -----------          -----------
            Total assets                                                        $ 1,294,300          $ 1,310,115
                                                                                ============         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
    Deposits                                                                    $   847,381          $   845,789
    Borrowings                                                                      314,471              327,926
    Accrued expenses and other liabilities                                            4,022                4,664
                                                                                -----------          -----------
            Total liabilities                                                     1,165,874            1,178,379
                                                                                -----------          -----------
    Stockholders' equity:
        Preferred stock ($.01 par value; 1,000,000 shares                                 -                    -
         authorized; none issued or outstanding)
        Common stock ($.01 par value; 26,000,000 shares
         authorized;  7,673,761 shares issued at March 31, 2005 and
         December 31, 2004; shares outstanding: 5,835,447 at March 31, 2005
         and 5,873,563 at December 31, 2004)                                             77                   77
    Additional paid-in capital                                                       78,399               77,588
    Unearned compensation                                                            (7,598)              (7,414)
    Retained earnings                                                                97,569               94,996
    Accumulated other comprehensive income                                              321                4,214
    Treasury stock at cost (1,838,314 shares at March 31, 2005 and
       1,800,198 at December 31, 2004)                                              (40,342)             (37,725)
                                                                                -----------          -----------
             Total stockholders' equity                                             128,426              131,736
                                                                                -----------          -----------
             Total liabilities and stockholders' equity                         $ 1,294,300          $ 1,310,115
                                                                                ============         ===========

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------


                                  LOAN ANALYSIS

                                                                                   Unaudited
                                                             ------------------------------------------------------
                                                                  March 31, 2005                December 31, 2004
                                                             ----------------------           ---------------------
                                                                            Percent                         Percent
                                                                                 of                              of
                                                              Balance         Total           Balance         Total
---------------------------------------------------------------------------------------------------------------------
                                                                           (Dollars in Thousands)
Residential real estate loans:
    Residential one-to four-family                          $ 226,145          27%         $ 217,159            26%
    Residential land development and construction              17,974           2             18,091             2
                                                            ---------        -----          ---------         -----
         Total residential real estate loans                  244,119          29            235,250            28
                                                            ---------        -----          ---------         -----

Commercial real estate loans:
    Commercial one-to four-family                              16,489           2             15,964             2
    Commercial land development and construction               27,183           3             20,611             2
    Multi-family                                               15,675           2             16,380             2
    Other commercial real estate                              217,700          25            207,619            25
                                                            ---------        -----          ---------         -----
         Total commercial real estate loans                   277,047          32            260,574            31
                                                            ---------        -----          ---------         -----

Commercial business loans                                     145,896          17            150,879            18

Consumer loans:
    Automobile                                                128,956          15            123,027            15
    Home equity loans                                          55,090           6             54,157             7
    Other consumer loans                                        3,908           1              4,292             1
                                                            ---------        -----          ---------         -----
         Total consumer loans                                 187,954          22            181,476            23
                                                            ---------        -----          ---------         -----

Total loans                                                 $ 855,016         100%         $ 828,179           100%
                                                            ==========       =====         ==========         =====

                                DEPOSIT ANALYSIS                                   Unaudited
                                                             ------------------------------------------------------
                                                                  March 31, 2005                December 31, 2004
                                                             ----------------------           ---------------------
                                                                            Percent                         Percent
                                                                                 of                              of
                                                              Balance         Total           Balance         Total
---------------------------------------------------------------------------------------------------------------------
                                                                           (Dollars in Thousands)

Demand deposit accounts                                     $ 109,671          13 %        $ 110,129            13 %
NOW accounts                                                   92,030          11            100,709            12
Money market accounts                                         158,800          19            156,412            19
Savings accounts                                              164,879          19            163,264            19
                                                            ---------        -----          ---------         -----
    Total core accounts                                       525,380          62            530,514            63
Certificates of deposit                                       322,001          38            315,275            37
                                                              --------          ---           --------          ---

    Total deposits                                          $ 847,381         100  %       $ 845,789           100  %
                                                            ==========       =====         ==========         =====


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME


-----------------------------------------------------------------------------------------
                                                                      Unaudited
                                                             ----------------------------
                                                                 Three Months Ended
                                                             ----------------------------
                                                              March 31,         March 31,
(In thousands, except earnings per share)                          2005              2004
                                                             ----------         ---------
INTEREST AND DIVIDEND INCOME
    Loans                                                      $ 11,916         $ 10,736
    Debt securities, taxable                                      3,390            3,610
    Debt securities, tax-exempt                                     395              228
    Equity securities dividends                                     325              397
    Short-term investments                                           11               16
                                                             ----------         ---------
        Total interest and dividend income                       16,037           14,987
                                                             ----------         ---------

INTEREST EXPENSE
    Deposits                                                      3,373            3,086
    Borrowings                                                    2,637            1,740
                                                             ----------         ---------
         Total interest expense                                   6,010            4,826
                                                             ----------         ---------

NET INTEREST INCOME                                              10,027           10,161
PROVISION FOR LOAN LOSSES                                           493              350
                                                             ----------         ---------
Net interest income after provision for loan losses               9,534            9,811
                                                             ----------         ---------

NON-INTEREST INCOME
    Customer service fees                                           616              524
    Wealth management service fees                                  702              627
    Loan service fees                                               174               79
    Increase in cash surrender value of life insurance              203              207
    Gain on sales of securities, net                                429              325
    Gain on sale of loans, and securitized loans, net               588               90
    Other non-interest income                                        32               23
                                                             ----------         ---------
      Total non-interest income                                   2,744            1,875
                                                             ----------         ---------

NON-INTEREST EXPENSE
    Salaries and employee benefits                                4,335            4,603
    Occupancy and equipment                                       1,140            1,059
    Marketing and advertising                                       161              157
    Data processing                                                 347              394
    Professional services                                           423              428
    Foreclosed real estate and repossessed assets, net               94               83
    Other non-interest expense                                    1,036              838
                                                             ----------         ---------
      Total non-interest expense                                  7,536            7,562
                                                             ----------         ---------

    Income from continuing operations before income taxes         4,742            4,124
    Provision for income taxes                                    1,490            1,325
                                                             ----------         ---------
      INCOME FROM CONTINUING OPERATIONS                           3,252            2,799
                                                             ----------         ---------

    Loss from discontinued operations                                 -             (267)
    Income tax benefit                                                -              (91)
                                                             ----------         ---------
    Net loss from discontinued operations                             -             (176)
                                                             ----------         ---------
    NET INCOME                                                 $  3,252         $  2,623
                                                             ==========         =========

Earnings per share
    Basic                                                        $ 0.61           $ 0.50
    Diluted                                                      $ 0.57           $ 0.46
Weighted average shares outstanding
    Basic                                                         5,300            5,285
    Diluted                                                       5,691            5,757


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------------------------------------
                                                                                   Unaudited
                                                                                Quarters Ended
------------------------------------------------------------------------------------------------------------------------------------
(In thousands, except                                               Mar. 31,       Dec.31,      Sept. 30,      June 30,   Mar. 31,
earnings per share)                                                     2005          2004           2004          2004       2004
                                                                    --------       --------     ----------     ---------  ----------
INTEREST AND DIVIDEND INCOME
    Residential mortgage                                             $ 3,059        $ 2,967        $ 2,869       $ 2,567    $ 2,986
    Commercial real estate                                             4,044          3,761          3,630         3,389      3,222
    Commercial business loans                                          2,222          2,216          2,204         2,135      2,226
    Auto loans                                                         1,806          1,863          1,811         1,710      1,736
    Other consumer                                                       785            712            617           576        566
                                                                    --------       --------     ----------     ---------  ----------
        Total interest on loans                                       11,916         11,519         11,131        10,377     10,736
    Securities                                                         4,110          4,273          4,409         4,359      4,235
    Short-term investments                                                11             15              6             1         16
                                                                    --------       --------     ----------     ---------  ----------
     Total interest and dividend income                               16,037         15,807         15,546        14,737     14,987
                                                                    --------       --------     ----------     ---------  ----------
INTEREST EXPENSE
    Deposits                                                           3,373          3,183          3,097         3,026      3,086
    Borrowings                                                         2,637          2,425          2,207         1,959      1,740
                                                                    --------       --------     ----------     ---------  ----------
      Total interest expense                                           6,010          5,608          5,304         4,985      4,826
                                                                    --------       --------     ----------     ---------  ----------

NET INTEREST INCOME                                                   10,027         10,199         10,242         9,752     10,161
PROVISION FOR LOAN LOSSES                                                493            425            365           425        350
                                                                    --------       --------     ----------     ---------  ----------
Net interest income after provision for loan losses                    9,534          9,774          9,877         9,327      9,811
                                                                    --------       --------     ----------     ---------  ----------

NON-INTEREST INCOME
    Customer service fees                                                616            609            580           634        524
    Wealth management service fees                                       702            715            658           699        627
    Loan service fees                                                    174            129             63           103         79
    Increase in cash surrender value of life insurance                   203            196             92           144        207
    Gain on sale of securities, net                                      429            390            310           377        325
    Gain (loss) on sale of loans, and securitized loans, net             588             81              -            (6)        90
    Other non-interest income                                             32             78             23            14         23
                                                                    --------       --------     ----------     ---------  ----------
      Total non-interest income                                        2,744          2,198          1,726         1,965      1,875
                                                                    --------       --------     ----------     ---------  ----------

NON-INTEREST EXPENSE
    Salaries and benefits                                              4,335          4,195          4,195         3,890      4,603
    Occupancy and equipment                                            1,140          1,055            997           975      1,059
    Marketing and advertising                                            161            357            207           270        157
    Data processing                                                      347            381            305           331        394
    Professional services                                                423            326            442           357        428
    Foreclosed real estate and other loans, net                           94            118            150           171         83
    Other non-interest expense                                         1,036            868            885           939        838
                                                                    --------       --------     ----------     ---------  ----------
      Total non-interest expense                                       7,536          7,300          7,181         6,933      7,562
                                                                    --------       --------     ----------     ---------  ----------

      Income from continuing operations before income taxes            4,742          4,672          4,422         4,359      4,124
      Provision for income taxes                                       1,490          1,495          1,415         1,402      1,325
                                                                    --------       --------     ----------     ---------  ----------
      INCOME FROM CONTINUING OPERATIONS                                3,252          3,177          3,007         2,957      2,799
                                                                    --------       --------     ----------     ---------  ----------

      Loss from discontinued operations                                    -              -              -          (386)      (267)
      Income tax benefit                                                   -              -              -          (131)       (91)
                                                                    --------       --------     ----------     ---------  ----------
       Net loss from discontinued operations                               -              -              -          (255)      (176)
                                                                    --------       --------     ----------     ---------  ----------
       NET INCOME                                                    $ 3,252        $ 3,177        $ 3,007       $ 2,702    $ 2,623
                                                                    ========       ========     ==========     =========  ==========

Earnings per share
    Basic                                                             $ 0.61         $ 0.60         $ 0.57        $ 0.51     $ 0.50
    Diluted                                                           $ 0.57         $ 0.55         $ 0.53        $ 0.47     $ 0.46
Weighted average shares outstanding
    Basic                                                              5,300          5,281          5,270         5,292      5,285
    Diluted                                                            5,691          5,725          5,721         5,725      5,757


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                                                                            Unaudited
                                                                                   At or For the Quarters Ended
                                                                Mar. 31,       Dec. 31,      Sept. 30,    June 30,       Mar. 31,
NON-PERFORMING ASSETS                                              2005           2004           2004         2004           2004
                                                                --------       --------      --------     --------       --------
                                                                                     (Dollars in thousands)
Non-accrual loans:
    Residential mortgage                                          $   298        $   327        $   332      $   266        $   341
    Commercial real estate                                            144            147            614          934            484
    Commercial                                                        832            523          1,463        1,609          1,738
    Indirect automobile loans                                          95            154            297          350            395
    Other consumer                                                      1              1              8           11             14
                                                                 --------       --------       --------     --------       ---------
        Total non-accrual loans                                   $ 1,370        $ 1,152        $ 2,714      $ 3,170        $ 2,972
Real estate owned ("REO")                                               -              -              -           25             25
        Total non-performing assets                               $ 1,370        $ 1,152        $ 2,714      $ 3,195        $ 2,997
                                                                 ========       ========       ========     ========       =========

Non-performing loans as a percentage of total loans                  0.16%          0.14%          0.33%        0.40%          0.39%
Non-performing assets to total assets                                0.11%          0.09%          0.21%        0.25%          0.24%


------------------------------------------------------------------------------------------------------------------------------------
PROVISION AND ALLOWANCE FOR LOAN LOSSES
------------------------------------------------------------------------------------------------------------------------------------
Balance at beginning of period                                    $ 9,337        $ 9,392        $ 9,248      $ 8,952        $ 8,969
Charge-offs                                                          (328)          (737)          (447)        (390)          (628)
Recoveries                                                            143            257            226          261            261
                                                                 --------       --------       --------     --------       ---------
    Net loan charge-offs                                             (185)          (480)          (221)        (129)          (367)
Provision for loan losses                                             493            425            365          425            350
                                                                 --------       --------       --------     --------       ---------
Balance at end of period                                          $ 9,645        $ 9,337        $ 9,392      $ 9,248        $ 8,952
                                                                 ========       ========       ========     ========       =========

Allowance for loan losses as a percentage of
   non-performing loans                                               704%           811%           346%         292%           301%
Allowance for loan losses as a percentage of total loans             1.13%          1.13%          1.15%        1.16%          1.18%

------------------------------------------------------------------------------------------------------------------------------------
NET LOAN (CHARGE-OFFS) RECOVERIES
------------------------------------------------------------------------------------------------------------------------------------
Residential mortgage                                              $     -        $     -        $     -      $     -        $     -
Commercial real estate                                                  -           (137)             -            -              -
Commercial loans                                                       (4)          (164)            (7)          23             96
Consumer loans (primarily automobile loans)                          (181)          (179)          (214)        (152)          (463)
                                                                 --------       --------       --------     --------       ---------
         Total                                                    $  (185)       $  (480)        $ (221)     $  (129)        $ (367)
                                                                 ========       ========       ========     ========       =========

Net charge-offs as a percentage of total average loans               0.02%          0.06%          0.03%        0.02%          0.05%

------------------------------------------------------------------------------------------------------------------------------------
AVERAGE FICO SCORES OF CONSUMER LOANS                                 708            705            702          699            695
------------------------------------------------------------------------------------------------------------------------------------



          BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
              SELECTED FINANCIAL RATIOS
--------------------------------------------------------------------------------
                                                                                         Unaudited
                                                                                At or for the quarters ended
--------------------------------------------------------------------------------------------------------------------------------
                                                           Mar. 31,       Dec. 31,        Sept.30,      June 30,        Mar. 31,
                                                              2005           2004            2004           2004            2004
                                                           --------       --------        --------       --------       --------
PERFORMANCE RATIOS (annualized)
    Return on average assets                                  1.00%          0.97%           0.92%          0.84%          0.84%
    Return on average stockholders' equity                    9.94           9.72            9.71           8.40           8.39
    Return on average tangible stockholders' equity          10.51          10.18           10.18           8.69           9.14
    Net interest margin (1)                                   3.34           3.37            3.36           3.26           3.51
    Non-interest income to average assets (2) (3)             0.84           0.67            0.53           0.61           0.60
    Non-interest expense to average assets (2)                2.30           2.22            2.20           2.15           2.42
    Average earning assets to average assets                 94.44          94.51           95.59          94.64          94.46
    Efficiency ratio (1) (2) (4)                             59.80          59.54           60.44          59.93          63.49

CAPITAL RATIOS
    Stockholders' equity to total assets                      9.92          10.06            9.81           9.42          10.12
    Tier I capital to average adjusted assets                 9.26           9.14            9.09           8.98           8.89
    Tier I capital to risk weighted assets                   12.85          12.86           12.90          12.77          12.71
    Total capital to risk weighted assets                    14.21          14.22           14.29          14.15          14.15

SHARE DATA
    Book value per share                                   $ 22.01        $ 22.43         $ 21.87        $ 20.79        $ 21.54
    Tangible book value per share                            20.77          21.19           20.89          19.81          19.82
    Stock price
        High                                                 37.64          38.01           39.14          37.10          38.61
        Low                                                  33.40          35.40           35.01          32.69          34.46
        Close                                                33.75          37.15           36.95          37.10          34.90


--------------------------------------------------------------------------------
(1) Net interest margin and efficiency ratio are calculated on a fully taxable equivalent basis, using a 35% effective tax rate.
(2) Excludes discontinued operations.
(3) Excluding the gain on the sale of securities, the ratios would have been 0.71%, 0.55%, 0.44%, 0.49% and 0.50%, respectively.
(4) Efficiency ratio is non-interest expense, divided by the total of fully taxable net interest income and non-interest income, less securities gains.


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                AVERAGE BALANCES


                                                                                 Unaudited
                                                                                Quarters Ended
                                             ------------------------------------------------------------------------------
                                              Mar. 31,        Dec. 31,       Sept. 30,          June30,         Mar. 31,
                                                 2005             2004            2004             2004             2004
                                             -----------      -----------     -----------      -----------        ---------
                                                                     (In thousands)
Earning assets
Loans
  Residential mortgage                       $   239,755      $   234,817     $   225,198      $   216,164        $ 232,001
  Commercial real estate                         276,417          255,901         250,323          237,727          219,991
  Commercial                                     140,139          153,385         160,129          159,241          163,236
  Auto loans                                     125,038          121,736         118,029          113,671          106,448
  Other consumer                                  58,669           56,150          53,715           52,768           51,081
                                             -----------      -----------     -----------      -----------        ---------
    Total loans                                  840,018          821,989         807,394          779,571          772,757
                                             -----------      -----------     -----------      -----------        ---------
Securities (1)                                   396,473          416,854         436,372          440,583          401,991
Short-term investments                             1,672            2,628           2,192            1,031            6,307
                                             -----------      -----------     -----------      -----------        ---------
    Total earning assets                       1,238,163        1,241,471       1,245,958        1,221,185        1,181,055
Other assets                                      72,860           72,061          57,551           69,166           69,308
                                             -----------      -----------     -----------      -----------        ---------
    Total assets                             $ 1,311,023      $ 1,313,532     $ 1,303,509      $ 1,290,351      $ 1,250,363
                                             ===========      ===========     ===========      ===========      ===========


Funding liabilities
Deposits
  NOW                                        $    94,809      $    99,394     $    98,158      $    97,704         $ 95,767
  Money Market                                   158,862          168,137         159,046          154,254          160,921
  Savings                                        163,553          167,031         168,358          167,264          170,700
  Certificates of deposit                        319,682          316,898         326,411          322,048          318,555
                                             -----------      -----------     -----------      -----------        ---------
    Total interest bearing deposits              736,906          751,460         751,973          741,270          745,943
Borrowings                                       330,448          318,422         318,870          310,935          274,054
                                             -----------      -----------     -----------      -----------        ---------
    Total interest bearing liabilities         1,067,354        1,069,882       1,070,843        1,052,205        1,019,997
Non-interest-bearing demand deposits             107,835          108,832         105,257          102,881           97,964
Other liabilities and minority interest            3,781            4,019           3,540            6,596            7,359
                                             -----------      -----------     -----------      -----------        ---------
    Total liabilities                          1,178,970        1,182,733       1,179,640        1,161,682        1,125,320
Stockholders' Equity                             132,053          130,799         123,869          128,669          125,043
                                             -----------      -----------     -----------      -----------        ---------
    Total liabilities and  equity            $ 1,311,023      $ 1,313,532     $ 1,303,509      $ 1,290,351      $ 1,250,363
                                             ===========      ===========     ===========      ===========      ===========

Supplementary Data
    Total Core Deposits                          525,059          543,394         530,819          522,103          525,352
    Total Deposits                               844,741          860,292         857,230          844,151          843,907


-------------------------------------------------------------------------------
(1) Average balances for securities available-for-sale are based on amortized cost.

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
             AVERAGE YIELDS (FULLY TAXABLE EQUIVALENT - ANNUALIZED)

                                                                          Unaudited
                                                                        Quarters Ended
--------------------------------------------------------------------------------------------------------------------
                                             Mar. 31,       Dec. 31,     Sept. 30,        June 30,        Mar. 31,
                                               2005           2004          2004            2004           2004
--------------------------------------------------------------------------------------------------------------------
Earning assets
Loans
  Residential mortgage                         5.10  %        5.05  %        5.10  %         4.75  %        5.15  %
  Commercial real estate                       5.93           5.88           5.80            5.70           5.86
  Commercial                                   6.43           5.79           5.51            5.36           5.45
  Auto loans                                   5.86           6.12           6.14            6.02           6.52
  Other consumer                               5.43           5.07           4.59            4.37           4.43
    Total loans                                5.73           5.61           5.51            5.32           5.56
Securities (1)                                 4.41           4.36           4.30            4.25           4.38
Short-term investments                         2.67           2.28           1.09            0.39           1.01
    Total earning assets                       5.31           5.23           5.10            4.94           5.16

Funding liabilities
Deposits
  NOW                                          0.18           0.09           0.08            0.09           0.10
  Money Market                                 1.62           1.32           1.26            1.26           1.31
  Savings                                      1.00           0.80           0.77            0.76           0.76
  Certificates of deposit                      2.91           2.84           2.77            2.73           2.80
    Total interest bearing deposits            1.86           1.69           1.65            1.63           1.65
  Borrowings                                   3.24           3.05           2.77            2.52           2.54
    Total interest bearing liabilities         2.28           2.10           1.98            1.90           1.89

Net interest spread (FTE)                      3.03           3.13           3.12            3.04           3.27
Net interest margin (FTE)                      3.34           3.37           3.36            3.26           3.51

------------------------------------------------
(1) Average balances and yields for securities available-for-sale are based on amortized cost. Securities yields are calculated on a fully taxable equivalent basis.

--------------------------
News Contact:    Berkshire Hills Bancorp, Inc.
                 Wayne F. Patenaude
                 Senior Vice President, Treasurer
                 and Chief Financial Officer
                 413-236-3195